Exhibit 99.1

Beam Reports Second Quarter Results

  Beam Continues Market Outperformance, Driven by Innovations and Bourbon Brands
  Company Delivers Solid Double-Digit Growth in Earnings per Share from Continuing Operations
  Beam Raises Full-Year Earnings Growth Target to Low-Double-Digit Rate

DEERFIELD, Ill.--(BUSINESS WIRE)--August 2, 2012--Beam Inc. (NYSE: BEAM), a leading global premium spirits company, today reported strong results for the second quarter of 2012 and increased its earnings target range for the full year.

Net sales increased 4% and were up 5% on a comparable basis despite a challenging comparison to results in the year-ago quarter. Strong growth in North America and demand for the company’s Bourbon brands and innovations across categories helped drive the sales increase.

Diluted earnings per share from continuing operations were $0.63, up 58% on a reported basis (GAAP). Excluding charges/gains, diluted EPS from continuing operations was $0.58, up 16%, benefiting from volume growth, targeted price increases, and below-the-line items such as lower interest expense.

For the first half of 2012, net sales increased 8% on a comparable basis, with one-third of the increase driven by sales of new product innovations. On a reported basis, net sales grew 3% reflecting the adverse impact on comparisons of the initial sale of inventory in the first quarter of 2011 for the start-up of the company’s Australia distribution agreement. Diluted EPS before charges/gains from continuing operations is up 23% year to date, and is up 42% on a reported basis.

Growth Strategy Delivering Results Ahead of Expectations

“Beam continued its momentum with quarterly results that exceeded our expectations, even as we lapped a very strong year-ago quarter that was boosted by our 2011 new product launches,” said Matt Shattock, president and chief executive officer of Beam. “Our strong top-line results were driven by our Power Brands and Rising Stars – led by Jim Beam, Maker’s Mark and Skinnygirl – and record quarterly sales from new products that improved our product mix. Sales in North America were particularly strong, while the top line in our EMEA and APSA regions in the quarter was adversely impacted by the timing of sales. Beam’s profits grew faster than sales, and earnings per share grew at a solid double-digit rate.

“As we execute our successful growth strategy, we’re encouraged by several dynamics that benefited Beam in the quarter, including the strong sell-in for our innovations, impactful brand activation in markets around the world, and strong worldwide demand for Bourbon. The Pinnacle Vodka acquisition is also off to a good start.”

Financial Highlights for the Second Quarter and Year to Date:

  Income from continuing operations was $101.3 million for the second quarter, or $0.63 per diluted share, compared to $62.4 million, or $0.40 per share, for the second quarter of 2011.
    For the first half, income from continuing operations was $179.7 million, or $1.12 per diluted share, up 42% from $0.79 in 2011.
  Excluding charges and gains, diluted EPS from continuing operations was $0.58 for the second quarter, up 16% from $0.50 in the year-ago quarter.
    Diluted EPS before charges/gains was $1.11 for the first half, up 23% from $0.90.
  Reported net sales for the second quarter were $595.5 million (excluding excise taxes), up 4%.
    Reported net sales increased 3% for the first half of 2012.
  On a comparable basis, which adjusts for foreign exchange and acquisitions/divestitures, net sales were up 5% for the second quarter and up 8% for the first half.
    Comparable net sales by region: North America +8% in Q2 and +10% YTD; Europe/Middle East/Africa (EMEA) +1% in Q2 and +5% YTD; Asia Pacific/South America (APSA) down 1% in Q2 and +7% YTD.
  Operating income for the second quarter was $125.7 million, up 5%.
    Operating income for the first half increased 11%.
  Operating income before charges/gains for the quarter was $151.6 million, up 9%.
    For the first half of 2012, operating income before charges/gains increased 13%.
  Return on invested capital before charges/gains (rolling 12 months) was 7% and was 23% excluding intangibles.

Raising 2012 Earnings Target While Accelerating Investment in Long-Term Growth

“Beam enters the back half of 2012 with confidence,” Shattock continued. “While we’ll face some tough comparisons, we expect the underlying strength of our core business, augmented by our acquisitions, will deliver continued marketplace outperformance. As a result, we’re raising our 2012 earnings target. We’re now targeting diluted earnings per share before charges/gains to grow at a low-double-digit rate, up from our previous target range of high-single digits.

“In addition, consistent with our focus on high-return organic growth opportunities, we intend to make stepped up investments in two key areas to fuel our momentum and further enhance our prospects for long-term profitable growth: First, we will upweight marketing investment in the second half behind our most exciting brands and innovations; And second, we are accelerating investment to lay down more aged spirits to support future worldwide demand for our Bourbon, Scotch and Cognac brands. These investments, which include expanding our distillation and warehouse capacity, come on top of our sustained investment in new-product innovation, including our new Global Innovation Center in Kentucky which we’ll open in the fourth quarter.

“Our confidence in boosting our level of investment is reinforced by the effectiveness of our growth strategy and the resilience of our global spirits market. Given the strength we’ve seen in the first half, we now expect our market will grow value in 2012 slightly above our previous estimate of 3%. Our expectation reflects uncertainty in international economies that is being offset by strength in our heartland U.S. spirits market.

“Looking to the balance of the year, we expect that EPS growth will moderate in the second half versus the first half reflecting our accelerated investments, and as we’ve previously indicated, third-quarter EPS growth will also be tempered by an unfavorable comparison due to replenishment of customer inventories for Skinnygirl in the prior-year quarter. At the same time, we now expect our 2012 acquisitions to be a few cents accretive to this year’s earnings per share, rather than neutral,” Shattock said.

The company also noted that it expects the deployment of free cash to barrel more aged spirits will result in an earnings-to-free-cash-conversion rate for 2012 of approximately 80% versus its long-term target in the 90% range.

Key Brand Performance

Comparable net sales growth, year-to-date 2012 (January – June):

Comparable
Net Sales Growth (1)
Power Brands	+12%
Jim Beam	+11%
Maker’s Mark	+29%
Sauza	+6%
Pinnacle	newly acquired
Courvoisier	+21%
Canadian Club	-2%
Teacher’s	+3%

Rising Stars	+19%
Laphroaig	+3%
Knob Creek	+9%
Basil Hayden	+33%
Kilbeggan	+71%
Cruzan	+7%
Hornitos	-7%
EFFEN	-14%
Pucker Vodka	+17%
Skinnygirl	+81%
Sourz	+15%

Local Jewels	-2%

Value Creators	+2%

Total (2)	+8%

Results include ready-to-drink products

(1)

Comparable net sales growth rate represents the percentage increase or decrease in reported net sales in accordance with U.S. GAAP, adjusted for certain items. A reconciliation from reported to comparable net sales growth rates, a non-GAAP measure, and the reasons why management believes these adjustments are useful are included in the attached financial tables.

(2)	Total represents consolidated Beam comparable net sales (excluding excise taxes), including non-branded sales.

About Beam Inc.

As one of the world’s leading premium spirits companies, Beam is Crafting the Spirits that Stir the World. Consumers from all corners of the globe call for the company’s brands, including Jim Beam Bourbon, Maker's Mark Bourbon, Sauza Tequila, Pinnacle Vodka, Canadian Club Whisky, Courvoisier Cognac, Teacher's Scotch Whisky, Cruzan Rum, Hornitos Tequila, Knob Creek Bourbon, Laphroaig Scotch Whisky, Kilbeggan Irish Whiskey, EFFEN Vodka, Pucker Flavored Vodka, Larios Gin, Whisky DYC, DeKuyper Cordials, and Skinnygirl Cocktails. Beam is focused on delivering superior performance with its unique combination of scale with agility and a strategy of Creating Famous Brands, Building Winning Markets and Fueling Our Growth. Beam and its 3,200 passionate associates worldwide generated 2011 sales of $2.8 billion, volume of 34 million 9-liter cases and some of the industry’s fastest growing innovations.

Headquartered in Deerfield, Illinois, Beam is traded on the New York Stock Exchange under the ticker symbol BEAM and is included in the S&P 500 Index and the MSCI World Index. For more information on Beam, its brands, and its commitment to social responsibility, please visit www.beamglobal.com and www.drinksmart.com.

Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: general economic conditions and credit market instability, particularly in Europe; customer defaults and related bad debt expense; competitive market pressures (including pricing pressures); changes in customer preferences and trends; risks pertaining to strategic acquisitions and joint ventures, particularly financial and integration risks; any possible downgrades of the company's credit ratings; commodity and energy price volatility; risks associated with doing business outside the United States, including currency exchange rate risks; inability to attract and retain qualified personnel; the impact of excise tax increases and customs duties on distilled spirits; the status of the U.S. rum excise tax cover-over program; dependence on performance of distributors and other marketing arrangements; costs of certain employee and retiree benefits and returns on pension assets; tax law changes and/or interpretation of existing tax laws; potential liabilities, costs and uncertainties of litigation; ability to secure and maintain rights to trademarks and trade names; impairment in the carrying value of goodwill or other acquired intangible assets; disruptions at production facilities; risks related to the Home & Security spin-off; and other risks and uncertainties described from time to time in the Company's Securities and Exchange Commission filings.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), including comparable net sales, diluted EPS before charges/gains, operating income before charges/gains, adjusted return on invested capital, and earnings-to-free-cash-conversion rate. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP, and may also be inconsistent with similar measures presented by other companies. Reconciliation of these measures to the most closely comparable GAAP measures, and reasons for the company’s use of these measures, are presented in the attached pages.

Beam Inc.
Consolidated Income Statement
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(In millions, except per share amounts)	2012	2011	% Change	2012	2011	% Change

Sales	$752.4	$702.7		$1,415.3	$1,375.8
Less: Excise taxes	(156.9)	(132.3)		(286.0)	(281.4)
Net sales	595.5	570.4	4.4%	1,129.3	1,094.4	3.2%

Cost of goods sold	248.6	241.7	2.9%	467.7	471.3	-0.8%

Gross profit	346.9	328.7	5.5%	661.6	623.1	6.2%

Advertising and marketing expense	98.0	99.3	-1.3%	174.7	165.8	5.4%
Selling, general and administrative expense	104.7	97.8	7.1%	205.1	198.5	3.3%
Amortization of intangible assets	4.3	4.1	4.9%	8.5	8.0	6.3%
Restructuring charges	0.4	(0.2)		2.7	1.9
Business separation costs	13.8	8.0		13.8	17.2

Operating income	125.7	119.7	5.0%	256.8	231.7	10.8%

Interest expense	26.9	29.1	-7.6%	51.4	60.0	-14.3%
Other (income) expense	(22.5)	3.0		(28.4)	3.1

Income from continuing operations
before income taxes	121.3	87.6	38.5%	233.8	168.6	38.7%

Income tax expense	20.0	25.2		54.1	44.5

Income from continuing operations	101.3	62.4	62.3%	179.7	124.1	44.8%

Income (loss) from discontinued operations, net of tax	(0.8)	267.6		(0.1)	289.1

Net income	100.5	330.0	-69.5%	179.6	413.2	-56.5%
Less: Noncontrolling interests - discontinued operations	-	1.4		-	3.4

Net income attributable to Beam Inc.	$100.5	$328.6	-69.4%	$179.6	$409.8	-56.2%

Basic earnings (loss) per common share:
Continuing operations	$0.64	$0.40	60.0%	$1.14	$0.80	42.5%
Discontinued operations	(0.01)	1.73		-	1.86
Net income	$0.63	$2.13	-70.4%	$1.14	$2.66	-57.1%

Diluted earnings (loss) per common share:
Continuing operations	$0.63	$0.40	57.5%	$1.12	$0.79	41.8%
Discontinued operations	(0.01)	1.69		-	1.82
Net income	$0.62	$2.09	-70.3%	$1.12	$2.61	-57.1%

Weighted-average common shares outstanding
Basic	158.0	154.3	2.4%	157.5	154.0	2.3%
Diluted	160.8	157.3	2.2%	160.2	156.9	2.1%

Beam Inc.
Condensed Consolidated Balance Sheet
(Unaudited)

(In millions)	June 30,	December 31,
	2012	2011
Assets
Cash and cash equivalents	$109.3	$218.3
Accounts receivable	422.8	385.8
Inventories
Maturing spirits	1,353.9	1,283.2
Finished products	201.8	167.3
Raw materials, supplies and work in process	132.6	101.0

Total inventories	1,688.3	1,551.5
Other current assets	264.3	278.8

Total current assets	2,484.7	2,434.4
Property, plant and equipment	758.1	729.7
Goodwill and other intangible assets	4,823.9	4,202.9
Other assets	133.7	124.8

Total assets	$8,200.4	$7,491.8

Liabilities and Equity
Short-term debt, including current
portion of long-term debt	$299.8	$28.4
Accounts payable	137.2	170.1
Long-term debt	2,213.4	1,902.1
Other liabilities	1,221.7	1,291.5

Total liabilities	3,872.1	3,392.1

Total equity	4,328.3	4,099.7

Total liabilities and equity	$8,200.4	$7,491.8

Beam Inc.
Use of Non-GAAP Financial Information

Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business performance by excluding certain items, referred to as “charges / gains,” that management believes are not indicative of the Company's underlying results for purposes of analyzing the Company's performance on a year-over-year basis. The Company’s definition of charges / gains includes restructuring charges, other charges related to restructuring initiatives that cannot be reported as restructuring under GAAP, acquisition and integration related costs, dividend distribution gains from the wind down of our former Maxxium investment, costs associated with the sale of the Company's golf business and spin-off of the Company's home and security business (the "Separation"), the one-time sales and margin impact of transitioning to our long-term distribution agreement in Australia, tax indemnification payments received from the seller of a business and other unusual income tax matters. In addition, the 2011 period includes adjustments to reflect Beam as a standalone company at January 1, 2011, including adjustments to interest expense (reflecting the debt reduction related to the Separation at January 1, 2011), an estimated standalone company effective tax rate and an estimated standalone company corporate cost structure, as described in more detail in the Company's fourth quarter 2011 earnings release.

Non-GAAP measures included in this release are identified as “before charges / gains,” “comparable,” “adjusted” and “constant currency.” The Company does not intend for this information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. Reconciliations of GAAP to Non-GAAP measures are included on the following pages.

Beam Inc.
Reconciliations of GAAP to Non-GAAP Measures (Unaudited)
($ in millions, except per share)

		Three Months Ended June 30, 2012			Three Months Ended June 30, 2011			% Increase
				Before			Before		Before
			Adjustments	Charges/		Adjustments	Charges/		Charges/
			(See Detail	Gains		(See Detail	Gains		Gains
		GAAP	Below)	(Non-GAAP)	GAAP	Below)	(Non-GAAP)	GAAP	(Non-GAAP)
Net sales		$595.5	-	$595.5	$570.4	-	$570.4	4.4%	4.4%
Cost of goods sold		248.6	(0.2)		241.7	(1.4)

Gross profit		346.9	0.2	347.1	328.7	1.4	330.1	5.5%	5.1%

Advertising and marketing expense		98.0	-		99.3	-
Selling, general and administrative expense		104.7	(11.5)		97.8	(10.2)
Amortization of intangible assets		4.3	-		4.1	-
Restructuring charges		0.4	(0.4)		(0.2)	0.2
Business separation costs		13.8	(13.8)		8.0	(8.0)

Operating income		125.7	25.9	151.6	119.7	19.4	139.1	5.0%	9.0%
Interest expense		26.9	-		29.1	1.9
Other (income) expense		(22.5)	18.0		3.0	(0.1)

Income from continuing operations
before income taxes		121.3	7.9		87.6	17.6
Income tax expense		20.0	15.6		25.2	1.9
Effective tax rate		16.5%		27.6%	28.8%		25.8%

Income from continuing operations		$101.3	(7.7)	$93.6	$62.4	15.7	$78.1	62.3%	19.8%

Diluted EPS - continuing operations		$0.63	(0.05)	$0.58	$0.40	0.10	$0.50	57.5%	16.0%

Adjustments Detail by Applicable Financial Statement Line Items
		Cost of goods sold	SG&A expense	Restructuring charges	Separation costs	Operating income	Other (income) expense	Pre-tax income - cont. operations	Income tax expense	Income from cont. operations	Diluted EPS - cont. operations

Three months ended June 30, 2012

1	Restructuring charges (a)	$-	$-	$0.2	$-	$(0.2)	$-	$(0.2)	$-	$(0.2)	$-
2	Other charges (a)	-	(0.2)	-	-	0.2	-	0.2	-	0.2	-
3	Acquisition and integration related (b)	(0.2)	(11.3)	(0.6)	-	12.1	-	12.1	4.5	7.6	0.05
4	Separation costs (c)	-	-	-	(13.8)	13.8	-	13.8	5.3	8.5	0.05
5	Tax indemnification (d)	-	-	-	-	-	18.0	(18.0)	-	(18.0)	(0.11)
6	Income tax adjustment (e)	-	-	-	-	-	-	-	5.8	(5.8)	(0.04)
		$(0.2)	$(11.5)	$(0.4)	$(13.8)	$25.9	$18.0	$7.9	$15.6	$(7.7)	$(0.05)

		Cost of goods sold	SG&A expense	Restructuring charges	Separation costs	Operating income	Interest and other expense	Pre-tax income - cont. operations	Income tax expense	Income from cont. operations	Diluted EPS - cont. operations

Three months ended June 30, 2011

1	Restructuring charges (a)	$-	$-	$0.2	$-	$(0.2)	$-	$(0.2)	$-	$(0.2)	$-
2	Other charges (a)	(1.4)	-	-	-	1.4	-	1.4	-	1.4	0.01
3	Separation costs (c)	-	-	-	(8.0)	8.0	-	8.0	-	8.0	0.05
4	Standalone company adjustment (f)	-	(10.2)	-	-	10.2	1.9	8.3	-	8.3	0.05
5	Income tax adjustments (e)	-	-	-	-	-	(0.1)	0.1	1.9	(1.8)	(0.01)
		$(1.4)	$(10.2)	$0.2	$(8.0)	$19.4	$1.8	$17.6	$1.9	$15.7	$0.10

(a)	Adjustment to eliminate restructuring and other charges (and credits) primarily related to facility consolidations, supply chain and distribution and other organizational streamlining initiatives.

(b)	Adjustment related to the acquisition and integration of the Pinnacle and Calico Jack assets ("Pinnacle"), primarily consisting of transaction-related fees (investment bank, professional advisory, consulting and other transaction and integration-related fees) of $4.7 million and contract termination fees of $6.6 million, which the Company incurred to align the distribution of the acquired brands with the Company's existing distribution structure. Contract termination fees are primarily based on actual settlement agreements, but where a settlement agreement has not been reached the Company recorded an estimated liability.

(c)	Adjustment to eliminate external costs directly related to implementing the Separation in 2011. The separation costs in the second quarter of 2012 include a $15.1 million pension settlement charge associated with a required $29 million lump sum distribution paid to former Fortune Brands executives in July 2012. The settlement charge primarily consists of the recognition of pension losses previously deferred in accumulated other comprehensive income and the $29 million distribution was the amount of the executives' unfunded pension benefit. The pension settlement charge was partially offset by reversal of Separation-related reserves that were determined to be no longer necessary.

(d)	Nontaxable reimbursement received from seller of a business for resolution of certain tax matters for years prior to our ownership.

(e)	The adjustment in the 2012 period is to eliminate income tax matters related to the resolution of foreign tax audit examinations. The adjustment in the 2011 period is the amount required to adjust income tax expense to Beam's estimated effective tax rate as a standalone Spirits business.

(f)

Adjustments to reflect estimated expenses as a standalone Spirits business, including: (1) $10.2 million operating expense adjustment to reflect a lower corporate cost structure, and (2) $1.9 million interest expense adjustment to assume the Separation-related debt reduction had been completed as of January 1, 2011. The Company estimated its lower corporate cost structure based on analysis and projections of costs expected to be incurred by the Company had the Separation occurred January 1, 2011.

Beam Inc.
Reconciliations of GAAP to Non-GAAP Measures (Unaudited)
($ in millions, except per share)

		Six Months Ended June 30, 2012			Six Months Ended June 30, 2011			% Increase
		GAAP	Adjustments (See Detail Below)	Before Charges/ Gains (Non-GAAP)	GAAP	Adjustments (See Detail Below)	Before Charges/ Gains (Non-GAAP)	GAAP	Before Charges/ Gains (Non-GAAP)
Net sales		$1,129.3	-	$1,129.3	$1,094.4	(46.3)	$1,048.1	3.2%	7.7%
Cost of goods sold		467.7	(0.4)		471.3	(28.7)

Gross profit		661.6	0.4	662.0	623.1	(17.6)	605.5	6.2%	9.3%

Advertising and marketing expense		174.7	-		165.8	-
Selling, general and administrative expense		205.1	(15.9)		198.5	(24.0)
Amortization of intangible assets		8.5	-		8.0	-
Restructuring charges		2.7	(2.7)		1.9	(1.9)
Business separation costs		13.8	(13.8)		17.2	(17.2)

Operating income		256.8	32.8	289.6	231.7	25.5	257.2	10.8%	12.6%
Interest expense		51.4	-		60.0	2.0
Other (income) expense		(28.4)	19.9		3.1	1.1

Income from continuing operations
before income taxes		233.8	12.9		168.6	22.4
Income tax expense		54.1	14.6		44.5	4.7
Effective tax rate		23.1%		27.8%	26.4%		25.8%

Income from continuing operations		$179.7	(1.7)	$178.0	$124.1	17.7	$141.8	44.8%	25.5%

Diluted EPS - continuing operations		$1.12	(0.01)	$1.11	$0.79	0.11	$0.90	41.8%	23.3%

Adjustments Detail by Applicable Financial Statement Line Items
Six Months Ended June 30, 2012		Cost of goods sold	SG&A expense	Restructuring charges	Separation costs	Operating income	Other (income) expense	Pre-tax income - cont. operations	Income tax expense	Income from cont. operations	Diluted EPS - cont. operations

1	Restructuring charges (a)	$-	$-	$(2.1)	$-	$2.1	$-	$2.1	$0.8	$1.3	$0.01
2	Other charges (a)	(0.2)	(0.8)	-	-	1.0	-	1.0	0.3	0.7	-
3	Acquisition and integration related (b)	(0.2)	(15.1)	(0.6)	-	15.9	-	15.9	2.4	13.5	0.08
4	Separation costs (c)	-	-	-	(13.8)	13.8	-	13.8	5.3	8.5	0.05
5	Maxxium distribution (d)	-	-	-	-	-	1.9	(1.9)	-	(1.9)	(0.01)
6	Tax indemnification (e)	-	-	-	-	-	18.0	(18.0)	-	(18.0)	(0.11)
7	Income tax adjustment (f)	-	-	-	-	-	-	-	5.8	(5.8)	(0.03)
		$(0.4)	$(15.9)	$(2.7)	$(13.8)	$32.8	$19.9	$12.9	$14.6	$(1.7)	$(0.01)

Six Months Ended June 30, 2011		Net sales	Cost of goods sold	SG&A expense	Restructuring charges	Separation costs	Operating income	Interest and other expense	Pre-tax income -cont. operations	Income tax expense	Income from cont. operations	Diluted EPS - cont. operations

1	Restructuring charges (a)	$-	$-	$-	$(1.9)	$-	$1.9	$-	$1.9	$-	$1.9	$0.01
2	Other charges (a)	-	(6.0)	0.6	-	-	5.4	-	5.4	-	5.4	0.04
3	Separation costs (c)	-	-	-	-	(17.2)	17.2	-	17.2	-	17.2	0.11
4	Australia distribution one-time sale (g)	(46.3)	(22.7)	-	-	-	(23.6)	-	(23.6)	-	(23.6)	(0.15)
5	Standalone company adjustment (h)	-	-	(24.6)	-	-	24.6	2.0	22.6	-	22.6	0.14
6	Tax indemnifications (e)	-	-	-	-	-	-	1.1	(1.1)	-	(1.1)	(0.01)
7	Income tax adjustments (f)	-	-	-	-	-	-	-	-	4.7	(4.7)	(0.03)
		$(46.3)	$(28.7)	$(24.0)	$(1.9)	$(17.2)	$25.5	$3.1	$22.4	$4.7	$17.7	$0.11

(a)	Adjustment to eliminate restructuring and other charges (and credits) primarily related to facility consolidations, supply chain and distribution and other organizational streamlining initiatives.

(b)

Adjustment related to the acquisition and integration of Pinnacle and Cooley as well as 2012 tax on earnings distributed within certain of Beam's foreign tax jurisdictions incurred in connection with funding a portion of the capital requirement for the Cooley acquisition. Acquisition related charges primarily include transaction-related expenses of $5.6 million and contract termination expenses of $9.5 million.

(c)	Adjustment to eliminate external costs directly related to implementing the Separation in 2011. The 2012 period includes a $15.1 million pension settlement charge related to former Fortune Brands executives as further described in the explanation of adjustments for the three months ended June 30, 2012 on the preceding page.

(d)	Adjustment to eliminate a gain related to a dividend distribution received in connection with the wind down of our former Maxxium investment.

(e)	Nontaxable reimbursement received from seller of a business for resolution of certain tax matters for years prior to our ownership.

(f)	The adjustment in the 2012 period is to eliminate income tax matters related to the resolution of foreign tax audit examinations. The adjustment in the 2011 period is the combined amount required to eliminate income tax matters related to the resolution of foreign tax audit examinations and to adjust income tax expense to Beam's estimated effective tax rate as a standalone Spirits business.

(g)	Adjustment to eliminate the one-time sales and margin impact associated with transition to a new long-term distribution agreement in Australia in 2011.

(h)	Adjustments to reflect estimated expenses as a standalone Spirits business, including: (1) $24.6 million operating expense adjustment to reflect a lower corporate cost structure, and (2) $2.0 million interest expense adjustment to assume the Separation-related debt reduction had been completed as of January 1, 2011. See the preceding page for additional information related to estimated standalone costs.

Beam Inc.
Segment Information (a)
(Unaudited)

(In millions)					Constant Currency (Non-GAAP)
				%	2012	%
		Three Months Ended June 30,		Change	Adjusted	Change
Net Sales		2012	2011	Reported	Amount (b)	Adjusted

North America		$370.1	$334.1	10.8%	$373.4	11.8%
Europe, Middle East, Africa ("EMEA")		111.7	119.1	-6.2%	123.8	3.9%
Asia Pacific / South America ("APSA")		113.7	117.2	-3.0%	115.9	-1.1%

Segment net sales		595.5	570.4	4.4%	613.1	7.5%
Foreign exchange		-	-		(17.6)	n/m

Total net sales		$595.5	$570.4	4.4%	$595.5	4.4%

					Constant Currency (Non-GAAP)
				%	2012	%
		Three Months Ended June 30,		Change	Adjusted	Change
Operating Income		2012	2011	Reported	Amount (b)	Adjusted

North America		$105.4	$95.1	10.8%	$104.2	9.6%
EMEA		23.4	24.6	-4.9%	26.3	6.9%
APSA		22.8	19.4	17.5%	20.5	5.7%

Segment operating income		151.6	139.1	9.0%	151.0	8.6%
Deduct:
Foreign exchange		-	-		(0.6)
Restructuring and other charges / gains (detail above)		25.9	19.4		25.9

Total operating income		$125.7	$119.7	5.0%	$125.7	5.0%

(a) The Company evaluates its segment net sales and operating income before charges / gains (as previously defined) that are not considered indicative of the segments’ underlying operating performance. Consequently, segment results presented in accordance with GAAP exclude such items. Segment sales and operating income are also presented on a constant currency basis, which is a non-GAAP measure. The Company uses this measure to understand underlying growth of the segments as fluctuations in exchange rates can impact the underlying growth rate of the segments.

(b) Foreign exchange translation effects calculated by translating current year results at prior year exchange rates and excluding hedge impacts.

Reconciliation of Percentage Change in GAAP Net Sales to Percentage Change in Comparable Net Sales (Unaudited)

	Three Months Ended June 30, 2012
	North America	EMEA	APSA	Segment Total
	%	%	%	%
Net Sales (GAAP)	11	(6)	(3)	4
Foreign currency impact	1	10	2	3
Acquisitions/divestitures	(4)	(3)	-	(2)
Comparable Net Sales (Non-GAAP)	8	1	(1)	5

Comparable net sales growth rate represents the percentage increase or decrease in reported net sales in accordance with GAAP, adjusted for certain items. The Company believes that comparable net sales growth is useful in evaluating the Company's sales growth year-over-year because it excludes items that are not indicative of underlying sales performance such as foreign exchange impacts and acquisitions/divestitures.

Beam Inc.
Segment Information (a)
(Unaudited)

(In millions)				Constant Currency (Non-GAAP)
			%	2012	%
	Six Months Ended June 30,		Change	Adjusted	Change
Net Sales	2012	2011	Reported	Amount (b)	Adjusted

North America	$679.4	$608.8	11.6%	$683.9	12.3%
Europe, Middle East, Africa ("EMEA")	219.0	214.9	1.9%	234.1	8.9%
Asia Pacific / South America ("APSA")	230.9	224.4	2.9%	228.5	1.8%

Segment net sales	1,129.3	1,048.1	7.7%	1,146.5	9.4%
Foreign exchange	-	-		(17.2)	n/m
Australia distribution one-time sale	-	46.3		-	n/m

Total net sales	$1,129.3	$1,094.4	3.2%	$1,129.3	3.2%

				Constant Currency (Non-GAAP)
			%	2012	%
	Six Months Ended June 30,		Change	Adjusted	Change
Operating Income	2012	2011	Reported	Amount (b)	Adjusted

North America	$204.0	$178.0	14.6%	$202.4	13.7%
EMEA	40.8	45.0	-9.3%	43.5	-3.3%
APSA	44.8	34.2	31.0%	37.2	8.8%

Segment operating income	289.6	257.2	12.6%	283.1	10.1%
Deduct:
Foreign exchange	-	-		(6.5)
Adjustment for charges / gains (detail above)	32.8	25.5		32.8

Total operating income	$256.8	$231.7	10.8%	$256.8	10.8%

(a) The Company evaluates its segment net sales and operating income before charges / gains (as previously defined) that are not considered indicative of the segments’ underlying operating performance. Consequently, segment results presented in accordance with GAAP exclude such items. Segment sales and operating income are also presented on a constant currency basis, which is a non-GAAP measure. The Company uses this measure to understand underlying growth of the segments as fluctuations in exchange rates can impact the underlying growth rate of the segments.

(b) Foreign exchange translation effects calculated by translating current year results at prior year exchange rates and excluding hedge impacts.

Reconciliation of Percentage Change in GAAP Net Sales to Percentage Change in Comparable Net Sales (Unaudited)

	Six Months Ended June 30, 2012
	North America	EMEA	APSA	Segment Total
	%	%	%	%
Net Sales (GAAP)	12	2	3	8
Foreign currency impact	1	7	(1)	1
Acquisitions/divestitures	(3)	(4)	-	(2)
Ongoing impact - Australia distribution margin	-	-	5	1
Comparable Net Sales (Non-GAAP)	10	5	7	8

Comparable net sales growth rate represents the percentage increase or decrease in reported net sales in accordance with GAAP, adjusted for certain items. The Company believes that comparable net sales growth is useful in evaluating the Company's sales growth year-over-year because it excludes items that are not indicative of underlying sales performance such as foreign exchange impacts, acquisitions/divestitures, the one-time impact on net sales of transitioning to the new Australia distribution agreement as well as the related impact on margin structure.

Beam Inc.
Reconciliations of GAAP to Non-GAAP Measures (Unaudited)
($ in millions)

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") (a)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

GAAP income from continuing operations	$101.3	$62.4	$179.7	$124.1

Add (deduct):

Other (income) / expense	(22.5)	3.0	(28.4)	3.1
Interest expense	26.9	29.1	51.4	60.0
Depreciation expense	24.8	21.9	49.4	43.9
Amortization expense	4.3	4.1	8.5	8.0
Income tax expense	20.0	25.2	54.1	44.5
Adjustment for charges / gains (detail above)	25.9	19.4	32.8	25.5

EBITDA before charges/gains (Non-GAAP)	$180.7	$165.1	$347.5	$309.1

(a) The Company defines EBITDA as income from continuing operations before interest expense, income taxes, depreciation and amortization expense and other income/expense. EBITDA before charges/gains is EBITDA less charges/gains (as previously defined).

Free Cash Flow (a)	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
GAAP cash provided by operating activities	$76.8	$212.8	$25.2	$6.5

Add (deduct):
Spirits capital expenditures, net of disposition proceeds	(34.9)	(38.7)	(58.0)	(61.8)
Cash used for discontinued operations (b)	3.2	-	22.1	-
Cash (provided by) used by discontinued businesses (c)	-	(148.5)	-	21.1

Adjusted free cash flow (Non-GAAP)	$45.1	$25.6	$(10.7)	$(34.2)

(a) Free cash flow is defined as GAAP cash flow from operations less capital expenditures for property, plant and equipment additions (net of disposition proceeds), adjusted for operating cash flow related to discontinued operations. Management believes free cash flow provides investors with an important perspective on the cash available for dividends, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Management uses free cash flow to assess business performance and overall liquidity.

(b) Represents cash used primarily for settlement of liabilities of divested businesses and payment of incentive compensation and severance benefits to former Fortune Brands executives.

(c) Represents operating cash flows of the Home & Security and Golf businesses prior to their divestiture.

Return on Invested Capital (ROIC) from Continuing Operations (a)	Twelve Months Ended June 30, 2012 - Income from Continuing Operations plus After- tax Interest less Preferred Dividends	Average Invested Capital	ROIC

Unadjusted	$404	$6,453	6%

Add: impact of "charges/gains" (previously defined)	43	(27)

ROIC before charges/gains (Non-GAAP)	447	6,426	7%

Impact of excluding goodwill and intangibles	11	(4,399)

ROIC before charges/gains and excl. goodwill and intangibles (Non-GAAP)	$458	$2,027	23%

(a) ROIC is income from continuing operations plus after-tax interest expense and debt extinguishment loss plus preferred dividends divided by the average of invested capital (debt less cash plus stockholders' equity plus after-tax interest expense). Adjusted ROIC is adjusted for the amounts used to calculate adjusted income from continuing operations. Invested capital is a multi-point average of the 12 months ended June 30, 2012; invested capital for periods prior to the Separation was adjusted to assume Beam was a standalone company for those periods. See the page entitled "Use of Non-GAAP Financial Information" for further information relating to the Company's use of non-GAAP measures.

Beam Inc.
Reconciliation of GAAP Net Sales Growth to Comparable Net Sales Growth
Six Months Ended June 30, 2012
(Unaudited)

		Foreign	Australia	Australia
		Currency	Distribution	Distribution		Non-GAAP -
	GAAP	Exchange	Agreement	Margin	Acquisitions/	Comparable
	Basis	Rates	Change	Structure	Divestitures	Basis
	%					%
Power Brands	4	2	6	2	(2)	12
Jim Beam	(3)	1	10	3	-	11
Maker’s Mark	25	-	3	1	-	29
Sauza (a)	1	4	1	-	-	6
Courvoisier	14	2	5	-	-	21
Canadian Club	(13)	1	8	2	-	(2)
Teacher’s	(7)	8	2	-	-	3

Rising Stars	19	1	1	-	(2)	19
Laphroaig	(4)	4	2	1	-	3
Knob Creek	9	-	-	-	-	9
Basil Hayden	24	-	8	1		33
Kilbeggan	new	-	-	-	-	71
Cruzan	6	-	1	-	-	7
Hornitos	(8)	1	-	-	-	(7)
EFFEN	(14)	-	-	-	-	(14)
Pucker Vodka	16	1	-	-	-	17
Skinnygirl	88	-	-	-	(7)	81
Sourz	10	4	1	-	-	15

Local Jewels	(6)	4	-	-	-	(2)

Value Creators	(2)	2	6	1	(5)	2

Net sales (b)	3	1	5	1	(2)	8

Comparable net sales growth rate represents the percentage increase or decrease in reported net sales in accordance with GAAP, adjusted for certain items. The Company believes Comparable Net Sales Growth is useful in evaluating the Company's sales growth on a year-over-year basis exclusive of items that are not indicative of the brands' performance such as foreign exchange impacts, acquisitions/divestitures, the one-time impact on net sales of transitioning to the new Australia distribution agreement as well as the related impact on margin structure. See the page entitled "Use of Non-GAAP Financial Information" for additional information related to the use of Non-GAAP measures.

(a) Excludes Hornitos

(b) Net sales represents consolidated net sales (excluding excise taxes), including non-branded sales to third parties.

Beam Inc.
Reconciliations of GAAP to Non-GAAP Measures (Unaudited)

Trailing Twelve Months
Reconciliation of Net Debt to Adjusted EBITDA (Unaudited) (a)	June 30, 2012
GAAP debt / operating cash flow	5.3
Impact of using net debt rather than GAAP total debt (a)	(0.2)
Impact of using adjusted EBITDA rather than GAAP operating cash flow	(1.5)
Net debt / EBITDA before charges/gains	3.6

(a) Net debt equals total debt less cash as of June 30, 2012. GAAP operating cash flow and EBITDA are based on twelve-month period ended June 30, 2012. GAAP operating cash flow includes discontinued operations. See above for the Company's definition of EBITDA before charges/gains.

Reconciliation of Full Year 2012 Diluted EPS from Continuing Operations Growth Target to GAAP Target

For the full year 2012, the Company is targeting low-double-digit growth in diluted EPS from continuing operations before charges/gains as compared to its full year 2011 adjusted EPS from continuing operations ($2.12). Given the nature of special charges/gains, the Company cannot predict such items and, therefore, the Company's 2012 targeted diluted EPS from continuing operations used to determine the year-over-year growth rate in diluted EPS excludes any such items.

Comparing targeted 2012 diluted EPS from continuing operations before charges/gains to the Company's 2011 GAAP diluted EPS from continuing operations ($0.85 per share) results in a year-over-year growth rate in excess of 100% due to the significant number of Separation-related charges included in GAAP 2011 income from continuing operations. For further information related to 2011 adjusted EPS from continuing operations, which includes adjustments for restructuring and other charges / gains as well as adjustments to reflect Beam's cost structure as a standalone spirits company, see the Company's fourth quarter 2011 earnings release.

Reconciliation of Full Year 2012 Earnings-to-Free-Cash-Flow Conversion Rate Target
Adjusted Earnings to Free Cash Flow Conversion Rate is calculated as the ratio of Adjusted Free Cash Flow to Adjusted Income from Continuing Operations. Adjusted Free Cash Flow is cash from operations less net capital expenditures plus operating cash outflows related to discontinued operations. Adjusted Income from Continuing Operations is adjusted for "charges/gains" (as previously defined). This is a non-GAAP measure. For the full year 2012, the Company expects an Adjusted Earnings to Free Cash Flow Conversion Rate of approximately 80%. However, given uncertainty with respect to potential nonrecurring items that may impact earnings and/or free cash flow, the Company cannot estimate a full-year GAAP Earnings to Free Cash Flow Conversion Rate; therefore, a GAAP to Non-GAAP reconciliation is not included.

CONTACT:
Beam Inc.
Media Relations
Clarkson Hine, +1-847-444-7515
Clarkson.Hine@beamglobal.com
or
Investor Relations
Tony Diaz, +1-847-444-7690
Tony.Diaz@beamglobal.com